Exhibit 3.1

FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

03/25/2024

Work Order Item Number:	W2024032201418-3556493
Filing Number:	20243935312
Filing Type:	Amended Certification of Stock Designation After Issuance of Class/Series
Filing Date/Time:	3/21/2024 3:34:00 PM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E0185402005-9 **Entity Name:** TurnOnGreen, Inc.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent

C T CORPORATION SYSTEM*

701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Page 1 of 1

Commercial Recording Division
401 N. Carson Street

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF DESIGNATIONS OF
RIGHTS AND PREFERENCES
OF
SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK
OF
TURNONGREEN, INC. (f/k/a IMPERALIS HOLDING CORP.)

1. Amendment to Section 7(a). Section 7(a) of the Certificate of Designations is hereby amended and restated in its entirety as follows:

> "(a) Redemption at Option of Holder. The Holders thereof may deliver written notice to the Corporation (the '**Notice of Redemption**') requesting that the Corporation redeem, in whole or in part, such Holder's Series A Preferred Stock at any time commencing on January 1, 2026. Upon receipt of the Notice of Redemption, the Series A Preferred Stock must be redeemed and repurchased by the Corporation for cash at a redemption price of $1,000.00 per share of Series A Preferred Stock, plus any accumulated and unpaid dividends thereon to, but not including, the date of the Notice of Redemption (the '**Redemption Price**')."

[end of amendment]